EXHIBIT 99.1
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For:      Waste Technology Corp.
          5400 Rio Grande Avenue
          Jacksonville, FL  32205

Contact:  Roger Griffin
          William Nielsen
          (904) 358-3812



                              FOR IMMEDIATE RELEASE
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Jacksonville, April 23, 2008 - - Waste Technology Corp. (OTC BULLETIN BOARD:
WTEK) Waste Technology Corporation named Mr. Roger Griffin to the Board of Directors of the Company.

Mr. Griffin joined Waste Technology Corporation and its manufacturing subsidiary, International Baler Corporation in February 2008 as President and Chief Executive Officer. Previously Mr. Griffin was Vice President of Operations at Schaefer Interstate Railing in Salisbury, NC. Prior to that Mr. Griffin spent several years with Metaldyne which acquired the Whitsett, NC plant of Dana Corporation and before that he spent eleven years in management with Dana Corporation at their Whitsett, NC and Jonesboro, AR facilities.

International Baler is an original equipment manufacturer of baling equipment used world-wide. International Baler has been manufacturing baling equipment for almost 60 years. The Company's primary focus is to provide its customers with the best balers on the market and it offers a variety of different models including Vertical Balers, Horizontal Balers, Auto-Tie Balers and Two-Ram Balers.